Tel: 412/422-9900
Fax: 412/422-1298

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Penn Liberty Plaza I
1300 Penn Avenue, Suite 300
Pittsburgh, PA 15222-4211

February 26, 2013

Mr. James Mclnerny
Director of Real Estate
HAEMONETICS CORPORATIONS
400 Wood Road
Braintree, MA 02184

RE:
EIGHTH AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 31, 2011 BY AND BETWEEN THE BUNCHER COMPANY, AS LANDLORD, AND HAEMONETICS CORPORATION, AS TENANT, AS AMENDED BY FIRST AMENDMENT TO AGREEMENT OF LEASE DATED APRIL 30, 1991, AS AMENDED BY SECOND AMENDMENT TO AGREEMENT OF LEASE DATED OCTOBER 18, 2000, AS AMENDED BY THIRD AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 23, 2004, AS AMENDED BY FOURTH AMENDMENT DATED MARCH 12, 2008, AS AMENDED BY FIFTH AMENDMENT TO AGREEMENT OF LEASE DATED OCTOBER 1, 2008, AS AMENDED BY SIXTH AMENDMENT TO AGREEMENT OF LEASE DATED JULY 17, 1990, AS AMENDED BY SEVENTH AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 31, 2011, AND AS AMENDED BY LETTER AGREEMENT DATED JANUARY 27, 2012 (COLLECTIVELY “THE LEASE”) COVERING BUILDINGS 18/18A AND 3 LOCATED IN BUNCHER COMMERCE PARK, LEETSDAIJE, PA (THE “LEASED PREMISES”)

Dear Mr. Teague
Enclosed is one (1) fully executed original of the above referenced Eighth Amendment to Agreement of Lease. We retained two (2) signed originals for our files.

Thank you for your cooperation in finalizing this transaction.

Should you have any questions regarding this matter, do not hesitate to give me a call.

Very truly yours

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Brian R. Goetz
Executive Vice President-Real Estate Group
BRG/adh
Enclosure
EIGHTH AMENDMENT TO AGREEMENT OF LEASE

DATED THIS ____ DAY OF ________________, 2013

BYAND BETWEEN

THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having an office in the City of Pittsburgh, Allegheny County, Pennsylvania

AND

HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts

WHEREAS, the parties hereto have entered into that certain Agreement of Lease dated July 17, 1990; as amended by First Amendment to Agreement of Lease dated April 30, 1991; by Second Amendment to Agreement of Lease dated October 18, 2000; by Third Amendment to Agreement of Lease dated March 23, 2004; by Fourth Amendment to Agreement of Lease dated March 12, 2008; by Fifth Amendment to Agreement of Lease dated October 1, 2008; by Sixth Amendment to Agreement of Lease dated January 8, 2010; by Seventh Amendment to Agreement of Lease dated March 31, 2011; and by letter agreement dated January 27, 2012 (hereinafter collectively called the “Lease”); along with the renewal letter dated June 8, 2010, exercising the renewal option for the Fourth Renewal Term pursuant to paragraph 3 of the Sixth Amendment to Agreement of Lease, covering certain property known as Buildings 18 and 18A, the Building 18 Expansion Space, and a portion of Building 3 (the “Building #3 Space”), in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania, and more particularly described in the Lease and called herein and therein the “Leased Premises;” and

WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

WHEREAS, the parties hereto desire to further amend the Lease to (i) extend the term for the Building #3 Space only for one (1) additional year (the “Seventh Renewal Term”), (ii) establish the monthly rental during the Seventh Renewal Term, and (iii) establish Tenant’s right to terminate the Lease with respect to the Building #3 Space only during the Seventh Renewal Term.

NOW, THEREFORE in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1. TERM: The term of the Lease as it applies to the Building #3 Space only is hereby extended for the Seventh Renewal Term to commence immediately following the expiration of the Sixth Renewal Term. The expiration date of the term of the Lease for the Building #3 Space only, as extended by the Seventh Renewal Term, is hereby changed from March 31, 2013, to March 31, 2014.
2.     RENT: Tenant shall pay to Landlord as monthly rental for the Leased Premises the following amounts at the following times:

A.
Tenant shall, for the balance of the Sixth Renewal Term, during the Seventh Renewal Term, and for the balance of the Second Extended Term continue to pay to Landlord on the first (1st) day of each calendar month to and including March 1, 2014, as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space), the amount of $42,259.50.

B.
In the event the term of the Lease terminates or expires for the Building #3 Space only for whatever cause, beginning on the first (1st) day of the month following the termination or expiration of the term of the Lease for the Building #3 Space only, and on the first (1st) day of each calendar month thereafter during the balance of Second Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased Premises, excluding the Building #3 Space (i.e. Buildings 18 and 18A and the Building 18 Expansion Space) the amount of $31,997.49.

The rentals under this paragraph 2 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental under the Lease shall be paid to Landlord at 1300 Penn Avenue, P.O. Box 768, Pittsburgh, PA 15230-0768 or at such other place or to such other person as may be designated by Landlord in writing.

3.     RIGHT OF TERMINATION: Tenant shall have the right and option to terminate the Lease and the term thereof as to the Building #3 Space only, effective September 30, 2013. To exercise said right, and as conditions precedent to such termination, Tenant shall i) notify Landlord in writing of its intent to terminate no later than July 31, 2013, time being of the essence; and ii) not be in default of the Lease. If the notice is duly given and Tenant is not in default under the Lease, the Lease and the term thereof, as to the Building #3 Space only, shall terminate on September 30, 2013, as though such date was the scheduled termination date of the Lease for the Building #3 Space, and the Lease for Buildings 18 and 18A and the Building 18 Expansion Space shall remain in full force and effect.

4.     BROKER: Except as provided below, Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder’s fees or real estate commissions have been earned by any third party. Tenant hereby agrees to indemnify Landlord and Landlord hereby agrees to indemnify Tenant for any liability or claims for commissions or fees arising from a breach of this warranty by it. The only real estate broker involved in this transaction is Cassidy Turley Commercial Real Estate Services, whose commission or fee with respect to this transaction shall be paid by Landlord in accordance with that certain letter to Mr. Sean M. Teague dated January 8, 2013.

5.     Except as amended and supplemented hereby, all terms and conditions of the Lease shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first written above.

ATTEST:		THE BUNCHER COMPANY
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	Bernita Buncher Secretary		Thomas J. Balestrieri President / CEO

(Corporate Seal)

ATTEST:		THE BUNCHER COMPANY
By:	(Graphics appears hear)	By:	(Graphics appears hear)
Name:	(Graphics appears hear)	Name:	(Graphics appears hear)
Title:	(Graphics appears hear)	Title:	(Graphics appears hear)

(Corporate Seal)